EXHIBIT 10.1

FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”), is made as of June 18, 2015, by and between Tenax Therapeutics, Inc., a Delaware corporation, with its principal place of business in North Carolina (the “Company”), and John P. Kelley (the “Executive”).

W I T N E S S E T H:

WHEREAS, the Company and the Executive previously entered into an Executive Employment Agreement, dated as of November 13, 2013 (the “Employment Agreement”), pursuant to which the Executive is currently employed as the Company’s Chief Executive Officer;

WHEREAS, the Company and the Executive desire to amend the Employment Agreement by entering into this Amendment; and

WHEREAS, Section 15 of the Employment Agreement provides that the Employment Agreement may be amended only by a written agreement executed by the parties.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein, and of other good and valuable consideration, including the compensation to be received by the Executive from the Company from time to time, and specifically the compensation to be received by the Executive described herein, the receipt and sufficiency of which the parties acknowledge, the Company and the Executive agree as follows:

1.	Amendment of Employment Agreement.

(a)	Section 5(a) of the Employment Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

“(a) Base Salary. Beginning on May 1, 2015, the Executive shall receive an annual salary of Four Hundred Thirty Thousand and 00/100 Dollars ($430,000) (less applicable withholdings) (“Base Salary”) payable in accordance with the payroll policies of the Company as such policies may exist from time to time or as otherwise agreed upon by the parties. The Board shall review, on an annual basis, the Executive’s salary and may increase or decrease such salary as the Board deems appropriate; provided, however, that any decrease shall only be effective if it is a result of an across-the-board decrease affecting all senior executives as a group.”

(b)	Section 5(b) of the Employment Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

“(b) Bonuses. Each fiscal year during the Term, the Executive shall be entitled to an annual bonus the amount of which is based on percentage achievement of annual goals set by the Company, after consultation with the Executive, at the beginning of each fiscal year for such fiscal year (“Annual Bonus”), which achievement shall be determined as of the last day of such fiscal year. If the Executive achieves one hundred percent (100%) of the annual goals, the Annual Bonus shall be seventy-five percent (75%) of his Base Salary (“Target Bonus”). There is no cap on the Annual Bonus for exceeding one hundred percent (100%) of annual goals; for example, an achievement of two hundred percent (200%) of annual goals would result in an Annual Bonus equal to one hundred and fifty percent (150%) of his Base Salary. The Annual Bonus shall be paid in accordance with the Company’s regular bonus payment procedures, and, in all events, will be paid no later than sixty (60) days following the end of the fiscal year in which the Annual Bonus was earned. Except as otherwise set forth in Section 6(d)(ii)(C), in order to be eligible to receive the Annual Bonus, the Executive must be employed by the Company on the last day of the fiscal year in which the Annual Bonus was earned.”

2.           Effect on Employment Agreement.  Except as specifically provided herein, the Employment Agreement shall remain in full force and effect.

3.           Counterparts.  This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, and all of which shall be deemed a single agreement.

4.           Construction.  This Amendment shall be construed and enforced in accordance with the laws of the State of North Carolina, without regard to the conflicts of laws principles thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have duly executed this First Amendment to Executive Employment Agreement as of the date first above written.

TENAX THERAPEUTICS, INC.	EXECUTIVE

/s/Michael B. Jebsen	/s/ John P. Kelley
Name: Michael B. Jebsen	John P. Kelley
Title: Chief Financial Officer